JOINT VENTURE EARN-IN AGREEMENT

Re: Perth Properties

This agreement dated for reference February 28, 2011 is between Minera Polymet Limitada, a Chilean corporation (“Polymet”), and Revonergy Inc., a Nevada corporation (“Revonergy”).

Background

A.	Polymet has an agreement to acquire title to the Perth mineral properties in Chile described on the attached Schedule A.

B.	Revonergy wants to earn an interest in the properties by conducting exploration programs on the properties.

In consideration of the recitals and $1 and other valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree that:

Interpretation

1.	The definitions in the recitals are part of this agreement.

2.	In this agreement and the schedules attached to it, unless the context otherwise requires:

(a)
"Area of Mutual Interest" means the area of land that is measured for 500 metres outward from the boundaries of the Properties, including (i) each 500 square metres that is measured outward from each corner of the Properties and (ii) the Caliza Uno al Veinte property that is surrounded by the Properties; but excludes the Properties, the mineral properties identified as excluded properties on the map attached as Schedule B, and any mineral properties within the area of interest that Polymet owns or has a right to acquire as of the Effective Date.

(b)	“Effective Date” means the date on which both Parties have signed this agreement as written on the signature page 8.

(c)
"Expenditures" means the expenses, obligations and liabilities incurred either directly or indirectly by Revonergy in conducting the Phase I, Phase II and Phase III Exploration Programs; for example, without limitation, costs incurred

(i)
in connection with any program of surface or underground prospecting, exploring, geological, geophysical and geochemical surveying, diamond drilling and drifting, raising and other underground work, assaying and metallurgical testing, environmental studies, submissions to government agencies with respect to production permits, in acquiring facilities necessary for the completion the Phase I, Phase II and Phase III Programs and the Preliminary Feasibility Study, in upgrading, altering or modifying any mill, plant or other production facilities not located on the Properties (whether or not owned by a Party) in preparation for the processing of Ore from the Properties in test milling or processing the Ore in the facility,

(ii)
in paying the fees, wages, salaries, travelling expenses, fringe benefits (whether or not required by law), and the food, lodging and other reasonable needs of the persons who are engaged to work for the benefit of the Properties,

(iii)	any payment that is required to maintain the titles to the Properties in good standing or protect them from others’ later-dated claims after the Effective Date, and

(iv)	by Polymet’s charge for overhead, management and other unallocable costs that is equal to 10% of all other Expenditures.

(d)
 “Exploration and Mining Committee” means a committee, governed by a majority, of three persons appointed by the Parties for the purpose of recommending the Phase I, Phase II and Phase III Programs, analyzing the results of the Phase I, Phase II and Phase III Programs as they are being conducted and when they are completed, recommending whether further work, including the Preliminary Feasibility Study, be conducted, and determining all other work to be conducted on or in connection with the Properties.

Joint Venture Earn-In Agreement
February 28, 2011

(e)
"Exploration Program" includes all direct and indirect Property preparation, analyses, administration and filing work conducted, and Expenditures incurred for the purpose of determining the existence of Ore on the Properties.

(f)
“Joint Venture” means the joint venture between the Parties for the development of the Properties in which each Party has a 50% interest that begins on the date that Revonergy completes a Preliminary Feasibility Study.

(g)
"Intervening Event" means a cause beyond a Party's control (except those caused by its own lack of funds); for example, without limitation, acts of God, fire, flood, explosion, strike, lockout or other labor disturbance, laws rules and regulations or orders of any duly constituted governmental authority or the unavailability of materials or transportation.

(h)	"Ore" means any material containing a mineral or minerals of economic value.

(i)	"Party" means a party to this agreement either originally or as a result of the operation of the provisions of this agreement.

(j)	“Phase I Program” means an Exploration Program conducted on the Properties costing at least $115,000 of Expenditures to identify an Ore body that can justify the Phase II Program.

(k)	“Phase II Program” means an Exploration Program conducted on the Properties costing at least $300,000 of Expenditures t identify an Ore body that can justify the Phase III Program.

(l)	“Phase III Program” means an Exploration Program conducted on the Properties costing at least $1 million that can justify competing a Preliminary Feasibility Study.

(m)	“Preliminary Feasibility Study” is defined in the CIM Definition Standards attached as Schedule C.

(n)	"Properties" means the Perth mineral properties described on Schedule A.

(o)	“Qualified Person” is defined in the CIM Definition Standards attached as Schedule C.

3.	Currency amounts in this agreement are stated in United States dollars unless otherwise indicated.

4.	The following schedules are attached to and part of this agreement:

(a)	Schedule A—Perth Mineral Properties

(b)	Schedule B—Map of Excluded Properties

(c)	Schedule C—CIM Definition Standards – For Mineral Resources and Mineral Reserves

Earning the Joint Venture

5.	Polymet grants to Revonergy the right to earn up to 50% of the Properties and to participate in the Joint Venture for the development of the Properties in accordance with the terms of this agreement.

6.
In consideration of Polymet’s granting to Revonergy the right described in paragraph 5, Revonergy will pay Polymet $35,000 on the Effective Date. Polymet must use the funds to complete its purchase of the Properties. If it does not complete the purchase by the end of 30 days from the Effective Date, then Polymet must return the funds to Revonergy and this agreement terminates without compensation or damages payable by either Party to the other.

7.	Polymet has the right to appoint two members to the Exploration and Mining Committee, at least one of whom must be a Qualified Person, and Revonergy has the right to appoint one person.

8.	To earn a 35% interest in the Properties, Revonergy must, at its own cost, complete:

(a)	the Phase I Program by the end of one year from the Effective Date,

(b)	the Phase II Program by the end of two years from the Effective Date, and

Joint Venture Earn-In Agreement
February 28, 2011

(c)	the Phase III Program by the end of three years from the Effective Date.

9.	To earn a 50% interest in the Properties, Revonergy must complete a Preliminary Feasiblity Study by the end of four years from the Effective Date..

10.
Revonergy will contract with Polymet for the conduct of all the Phase I, Phase II and Phase III Programs on competitive terms to be negotiated between the Parties and agreed by the Exploration and Mining Committee.

11.
When Revonergy has completed the Phase III Program and earned a 35% interest in the titles to the Properties, Polymet will transfer to Revonergy 35% of its interest in the titles to the Properties. When Revonergy has completed a Preliminary Feasibility Study and earned another 15% interest in the titles to the Properties, Polymet will transfer to Revonergy an additional interest in the titles so that Revonergy has a 50% interest in the titles to the Properties. At this point, each Party is responsible for 50% of all costs in connection with the ownership and development of the Properties.

12.	If Revonergy fails to complete the Phase I Program, the Phase II Program or the Phase III Program then

(a)	Revonergy

(i)	is deemed to have terminated this agreement on the date that it failed to complete the required work,

(ii)	is entitled to no interest in the Properties, and

(iii)	is not entitled to a refund of any monies that it has paid to Polymet or any other person as required by this agreement; and

(b)	neither Party is entitled to compensation or damages of any kind from the other Party.

The Joint Venture

13.
The Exploration and Mining Committee will determine the terms of the Joint Venture agreement, which will become effective on the day the Preliminary Feasibility Study is completed and will govern all relations between the parties as of that day. The Parties will use their best efforts, acting in good faith, to finalize the terms of the Joint Venture agreement with a view to signing the agreement within a reasonable time after the Effective Date. The Joint Venture agreement must contain the following minimum terms:

(a)	Exploration and Mining Committee The Parties’ respective rights to appoint members to the Exploration and Mining Committee under this agreement must continue in the Joint Venture agreement.

(b)
Contributions Each Party is deemed to have contributed the same amount to the Joint Venture, which is equal to the sum of all of Revonergy’s Expenditures to complete the Phase I, Phase II and Phase III Programs and the Preliminary Feasibility Study.

(c)
Dilution If one Party to the Joint Venture fails to provide financing as required to complete any program approved by the Exploration and Mining Committee, then that Party’s interests in the Joint Venture and its title to the Properties are diluted proportionately.

(d)
Debt financing If one Party arranges debt financing with repayment secured by its interest in the Properties, the amount of the financing is deemed to be a contribution from both Parties equally and each Party will pledge its interest in the Properties to secure the repayment.

Limitation of Liability and Indemnity

14.	The parties’ obligations to each other are limited to their respective undertakings as set out in this agreement.

Joint Venture Earn-In Agreement
February 28, 2011

Area of Mutual Interest

15.
Any interest or right to acquire an interest that either Party has or acquires in lands wholly or partially within the Area of Mutual Interest is subject to the terms and provisions of this agreement unless the other Party notifies the acquiring Party that it does not intend to participate in the property.

16.
The acquiring Party will notify the other Party in writing that it has acquired or has a right to acquire property within the Area of Mutual Interest within thirty days of its acquisition and will describe in detail

(a)	the interest in the property and its cost,

(b)	the lands and minerals contained in the property, and

(c)	the reasons in favor of the Parties' acquiring the property,

and will keep available for the other Party's inspection any other information that it has regarding the property.

17.	If the other Party accepts its interest in the property within the Area of Mutual Interest, then it

(a)	must notify the acquiring Party within thirty days of its receiving the acquiring Party's notice,

(b)	will reimburse the acquiring Party its proportionate share of the paid acquisition costs, and

(c)	will contribute its proportionate share of the costs of acquiring and maintaining the property in accordance with the terms of this agreement,

and the acquiring Party will take the steps that are necessary to convey the property to the other party at the other Party’s cost.

18.	If the other Party declines to participate in the property, then the property is not subject to this agreement and the other Party has no interest in the acquired property.

Termination

19.	Either Party may terminate this agreement at any time by giving the other Party a written notice of its intention to terminate at least ten days before the termination date.

Right of Entry

20.	Until Revonergy has earned an interest in the Properties, Polymet, its employees, agents and independent contractors have the exclusive right to

(a)	enter the Properties,

(b)	have exclusive and quiet possession of the Properties,

(c)	conduct prospecting, exploration, development or other mining work on the Properties as determined by the Exploration and Mining Committee,

(d)	install upon the Properties any facilities that it considers advisable, and

(e)	remove from the Properties and sell or otherwise dispose of mineral products for testing purposes and as provided in the Phase I, Phase II and Phase III Programs and the Preliminary Feasibility Study.

Polymet’s Covenants

21.	Until Revonergy has earned an interest in the titles to the Properties, Polymet will

(a)	do nothing that might adversely affect Revonergy’s rights under this agreement,

(b)	keep the Properties free and clear of any claims arising from its operations under this agreement,

Joint Venture Earn-In Agreement
February 28, 2011

(c)
permit Revonergy or its representatives authorized by it in writing, at its own risk and expense, access to the Properties at all reasonable times and to all records prepared by Polymet in connection with any work that Polymet performs on the Properties, and will deliver to the Exploration and Mining Committee timely, current reports of any material results obtained from its work,

(d)	conduct all work on the Properties in a careful and miner-like manner and in compliance with all applicable laws, and

(e)
obtain and maintain and cause any contractor or sub-contractor engaged under this agreement to obtain and maintain adequate insurance during any period in which active work is carried out on the Properties.

Revonergy’s Covenants

22.	Revonergy will do nothing that might adversely affect the title to the Properties or Polymet’s rights under this agreement.

Restrictions on Alienation

23.	In this section,

(a)	"Affiliate" means a person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Party specified,

(b)	"Interest" includes a Party's interest in this agreement,

(c)	"Offer" means notice of a Party's intention to sell its Interest or a Third Party Offer,

(d)	"Offeree" means a Party that receives an Offer,

(e)	"Offeror" means a Party that intends to sell its Interest, and

(f)	"Third Party Offer" means a bona fide offer to buy its Interest that a Party receives from a third party.

24.	No Party to this agreement may transfer, assign, grant an option to purchase or otherwise alienate its Interest unless

(a)	it alienates all of its Interest by a binding, written agreement as a single transaction that is not part of some other agreement to sell its Interest, and

(b)	it is not in default of its obligations under this agreement.

25.	Nothing in this section prevents

(a)	the Parties from jointly disposing of their respective Interests to a third party,

(b)	either Party from concluding an amalgamation or corporate reorganization that legally causes the resulting corporation to possess the original Party's rights and obligations under this agreement,

(c)	either Party from assigning any of its Interest to an Affiliate of the Party but

(i)	the other Party may continue to deal exclusively with the assigning Party as the representative of the Affiliate,

(ii)	the assigning Party is deemed to continue to own its Interest for the purposes of this agreement, and

(iii)	the Affiliate must agree, as a condition of the assignment, to transfer the assigned Interest back to the assigning Party if the Affiliate ceases to be an Affiliate.

26.	If a Party intends to sell its Interest, it must notify the other Party of its intention.

Joint Venture Earn-In Agreement
February 28, 2011

27.	If a Party receives and intends to accept a Third Party Offer, it must first offer to sell its Interest to the other Party on the terms and conditions that are contained in the Third Party Offer.

28.	An Offer must be in writing and delivered to the other Party in accordance with the notice provisions of this agreement and must

(a)	set out fully and clearly all of the terms and conditions of the Offer, and

(b)	if it is pursuant to a Third Party Offer, contain a photocopy of a Third Party Offer and the information that the Offeror has about the party making the Third Party Offer.

29.	An Offeree that intends to accept an Offer must deliver a written notice of acceptance to the Offeror within sixty days of its receiving the Offer.

30.	An accepted Offer constitutes a binding agreement of purchase and sale between the Offeror and the Offeree on the terms and conditions that are set out in the Offer.

31.
If the Offeree does not accept the Offer, then the Offeror may proceed to sell its Interest on exactly the same terms and conditions that were set out in the Offer.  If the sale is not concluded within sixty days of the date on which the Offeree declined to accept the Offer, then the provisions of this section again apply.

32.	No Party may make an Offer while another Offer is outstanding under the terms of this section.

33.
The party that is buying or an Affiliate that is being assigned another's Interest must, if the Party not selling or assigning its Interest requests, make an agreement with the Party that is not selling its Interest that contains the same terms and conditions as this agreement and is in a form that is satisfactory to the solicitors for the Party not selling.

Representations and Warranties

34.	Each Party represents and warrants to the other that

(a)	it is a corporate body in good standing in its incorporating and operating jurisdictions,

(b)	it has the power and authority to carry on its business and to make this agreement and any agreement that is contemplated by this agreement,

(c)	neither the making or performing of this agreement nor any of the agreements contemplated by it conflict with, breach or accelerate the performance of any other agreement that it has made, and

(d)
the making of this agreement and any agreements contemplated by it does not violate or breach its constating documents or the laws of any applicable jurisdiction and has been authorized by its board of directors.

35.	Polymet represents and warrants that

(a)	To the best of its knowledge, the Properties are, or will be when it completes its purchase of them,

(i)	in good standing under the laws of the Republic of Chile, and, except as noted on Schedule A, free and clear of any claims or charges of any kind, either actual, pending or threatened, and

(ii)	not subject to any order or direction relating to environmental matters that requires any action, and

(b)	it has the exclusive right to make this agreement, and to transfer an interest in the Properties in accordance with the terms of this agreement.

36.	Revonergy represents and warrants that Revonergy understands and accepts that

(a)
Polymet has a constituted title (mensura) to only one of the group of properties that compose the Properties and that the remaining eleven properties are in various stages of the title application process, all as indicated on Schedule A, and

Joint Venture Earn-In Agreement
February 28, 2011

(b)	Polymet cannot guarantee that all of its applications for mensuras will result in mensuras or that any mensuras that result will cover the same number of hectares as indicated on Schedule A.

37.	The representations and warranties in this section are conditions on which the Parties have relied in making this agreement and survive for the duration of this agreement.

Confidentiality

38.
The information that results from the Exploration is the exclusive property of the Parties and neither may use it for any purpose without the written consent of the other Party except as might be required by this agreement or by a regulatory authority with jurisdiction over the Parties.

Default

39.
If any Party is in default under this agreement, then the other Party will give a written notice to the defaulting Party that specifies the default. If the defaulting Party does not cure or take reasonable, appropriate steps to cure the default within 21 days, then the other Party is entitled to seek any remedy that is available to it on account of the default, including terminating this agreement.

Force Majeure

40.	No Party is liable for its failure to perform any of its obligations under this agreement due to an Intervening Event.

41.	The time limits that are imposed by this agreement must be extended by a period of time that is equivalent to the period of the delay that results from an Intervening Event.

Independent Legal Advice

42.
Revonergy acknowledges that this agreement was prepared on the instructions of Polymet and that it may contain terms and conditions onerous to Revonergy.  Revonergy expressly acknowledges that Polymet has given its directors adequate time to review this agreement and to seek and obtain independent legal advice, and represents to Polymet that they have in fact sought and obtained independent legal advice and are satisfied with all the terms and conditions of this agreement.

General Provisions

43.
This agreement contains the entire agreement between the Parties and supersedes all earlier representations, understandings and agreements, whether written or oral, express or implied, that might have lead to the Parties' making this agreement.

44.	This agreement can be amended only in writing and must be signed by all Parties.

45.	The Parties will sign any document and do anything within their power that is necessary to implement the terms of this agreement.

46.	The headings in this agreement are used for convenience only and are not deemed to be a part of this agreement.

47.	A Party that is required to make a payment under this agreement will make the payment in the specified currency by bank wire to the other Party's bank as the other Party instructs.

48.
Any notice that must be given under this agreement must be given in writing and delivered by hand and transmitted by email or fax to the address, email address or fax number that is given below, and is deemed to be received on the day of the delivery by hand and transmission by email or fax.

(a)	If to Polymet:

Baldomero Lillo 3260
Vallenar, III Region, Chile
Email:  admin@redmetalresources.com
Fax:  +1 807 345 1875

Joint Venture Earn-In Agreement
February 28, 2011

(b)	If to Revonergy:

Landmark House
17 Hanover Square
London W1S 1HU
United Kingdom
Email:  █
Fax:  +44 2079 006 747

49.	Time is of the essence of this agreement and is of the essence of any amendments to this agreement unless waived in the amendment.

50.	This agreement is governed by the laws of Republic of Chile.

51.	This agreement enures to the benefit of and is binding on the Parties and their respective successors and permitted assigns.

As evidence of the foregoing agreement, the Parties have authorized this agreement as of the Effective Date.

Minera Polymet Limitada /s/ Kevin R. Mitchell Kevin R. Mitchell Signed on March 14, 2011	Revonergy Inc. /s/ Ravi Daswani Ravi Daswani Signed on March 14, 2011

ACKNOWLEDGEMENT OF RECEIPT AND PAYMENT

Minera Polymet Limitada acknowledges that it has received the payment from Revonergy Inc. and completed its purchase of the Properties, all as described in paragraph 6.

March 14, 2011

Minera Polymet Limitada

/s/ Kevin R. Mitchell
Kevin R. Mitchell

Joint Venture Earn-In Agreement
February 28, 2011

SCHEDULE A

To the Joint Venture Earn-In Agreement dated for reference February 28, 2011
Between Minera Polymet Limitada and Revonergy Inc.
Re: Perth Properties

PERTH MINERAL PROPERTIES

As of 25th February 2011

Claim	Type	Hectares
Camelot	Pedimento con sentencia	300
Galahad I 1 al 10	Manifestacion/Solicitud de mensura*	50
Galahad I 1 al 46	Manifestacion	230
Lancelot I 1 al 30	Solicitud de mensura	300
Lancelot II 1 al 20	Solicitud de mensura	200
Merlin I 1 al 10	Manifestacion/Solicitud de mensura*	60
Merlin I 1 al 24	Manifestacion	240
Percival III 1 al 30	Manifestacion	300
Perth 1 al 36	Mensura	109
Rey Arturo 1 al 30	Solicitud de mensura	300
Tristan II 1 al 30	Manifestacion	300
Tristan II 1 al 5	Manifestacion	15
		2,404
*These solicituds de mensura are subject to a court action. The manifestactiones are laid over the same ground as the solicituds de mensura to secure the claims to the ground as a precaution and will remain effective if the solicituds de mensura expire as a result of the court action.

Joint Venture Earn-In Agreement
February 28, 2011

SCHEDULE B

To the Joint Venture Earn-In Agreement dated for reference February 28, 2011
Between Minera Polymet Limitada and Revonergy Inc.
Re: Perth Properties

MAP OF EXCLUDED PROPERTIES

Joint Venture Earn-In Agreement
February 28, 2011

SCHEDULE C

To the Joint Venture Earn-In Agreement dated for reference February 28, 2011
Between Minera Polymet Limitada and Revonergy Inc.
Re: Perth Properties

CIM DEFINITION STANDARDS

For Mineral Resources and Mineral Reserves